Exhibit 10.3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE MAKER HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE LAWS.

PROMISSORY NOTE

$___________	Dated: May 10, 2024

FOR VALUE RECEIVED, Planet 13 Holdings Inc., a Nevada corporation (“Maker”), promises to pay to ___________ (“Payee”) the principal sum of ___________ Dollars ($___________), lawful money of the United States of America, together with interest accrued thereon, at the rate and on the terms hereinafter set forth.

Maker and Payee are parties to a Membership Interest Purchase Agreement dated as of August 28, 2023, among them and certain other parties (the “Purchase Agreement”). This Promissory Note (this “Note”) is one of the Seller Notes referred to in the Purchase Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

1.         Payment of Interest and Principal.

(a)         Interest Rate. Interest on the unpaid principal amount of this Note from time to time outstanding shall accrue at a rate equal to 5% per annum, computed on the basis of a 365/366-day year for the actual number of days elapsed.

(b)         Payment of Principal and Interest. The entire unpaid principal amount of this Note and all accrued and unpaid interest shall be due and payable on April 1, 2025 (the “Maturity Date”).

(c)         Prepayment. Maker shall have the right to prepay at any time and from time to time, without penalty or premium, all or any portion of the outstanding principal of this Note prior to the Maturity Date. All prepayments shall be applied first to accrued interest and second to unpaid principal.

(d)         Place of Payment. Maker shall make all payments to Payee at the address of Payee as set forth in Section 8 hereof or to such other place as Payee, from time to time, shall designate in writing to Maker.

2.         Events of Default; Remedies.

(a)         Events of Default. The following shall constitute events of default (“Events of Default”):

(i)         Maker fails to pay when due any principal or interest due hereunder and shall not have remedied such failure after 5 business days’ written notice thereof to Maker; provided, however, if Maker asserts, in good faith, a right to offset all or a portion of such payment when due in accordance with Section 4, such payment or portion thereof shall not be deemed to be due until either Maker and Payee agree as to the amount of any such offset or the amount of any such offset is determined as provided in Section 4 hereof.

(ii)         The occurrence of any of the following events with respect to Maker: (A) the making of an assignment for the benefit of creditors; (B) the appointment of a receiver or trustee for all or any substantial portion of Maker’s assets; or (C) the commencement of proceedings in bankruptcy or any other proceedings for arrangement or reorganization of Maker’s debts under any state or federal law, whether instituted by or against it (provided, however, if proceedings are commenced against Maker, there shall be not an Event of Default unless Maker shall have failed to obtain dismissal of the proceedings within 90 days of their commencement).

(b)         Remedies. After the occurrence of an Event of Default which is continuing, subject to Section 3 hereof, Payee shall have the right, by written notice to Maker, to declare the entire unpaid principal amount of this Note together with all accrued but unpaid interest immediately due and payable. Maker hereby waives presentment, protest, demand, notice of dishonor and all other requirements of any kind. Payee’s failure to exercise any right or remedy under this Note or acceptance of partial or delinquent payments, shall not be a waiver of any obligation of Maker or right of Payee, or constitute Payee’s waiver of any other default subsequently occurring. Upon the occurrence of any Event of Default, the outstanding principal balance of this Note, and any accrued and unpaid interest and any other sums due hereunder shall bear interest at the rate of 15% (the “Default Rate”).

3.         Rights Cumulative. The remedies of Payee as provided in this Note shall be cumulative and concurrent; may be pursued singly, successively or together at the sole discretion of Payee, and may be exercised as often as occasion for their exercise shall occur.

4.         Right of Setoff; Disputes.

(a)         Maker shall have the right to offset against any payments due under this Note to the extent provided in the Purchase Agreement. Any offset under this Note shall be first applied against accrued interest and then against principal.

(b)         Any disputes between Maker and Payee regarding amounts that may be offset under this Note shall be settled in accordance with the relevant provisions of the Purchase Agreement, including, without limitation, Section 9.7 of the Purchase Agreement; provided, however, if the substance of such dispute has already been resolved under the Purchase Agreement, such resolution shall be binding on Maker and Payee.

5.         Payments of Costs. After the occurrence of an Event of Default, in the event that Payee is the prevailing party in any action seeking to enforce its rights and remedies under this Note, Maker shall pay all reasonable costs of collection, including reasonable attorney’s fees, incurred by Payee in collecting any amounts due and payable thereunder. In the event that Payee is the non-prevailing party in any action seeking to enforce its rights and remedies under this Note, Payee shall pay all reasonable costs, including reasonable attorney’s fees, incurred by Maker in defending any such action.

6.         Note Not Negotiable. This Note is non-negotiable, and Payee shall not assign any rights hereunder without Maker’s prior written consent.

7.         Controlling Law. This Note and all questions relating to its validity, interpretation or performance and enforcement shall be governed by and construed in accordance with the laws of the State of Nevada.

8.         Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) when received by the addressee if sent via electronic mail (with written confirmation of receipt). Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8):

If to Maker:

Planet 13 Holdings Inc.
2548 W Desert Inn Rd, Suite 100
Las Vegas, Nevada
Attn: Dennis Logan, CFO
Email: [PERSONAL INFORMATION OMITTED]

With a copy to, which shall not constitute notice:

Cozen O’Connor
One Liberty Place
1650 Market Street, Suite 2800
Philadelphia, PA 19103
Attn: Joseph C. Bedwick, Esq.
Email: jbedwick@cozen.com

If to Payee:

[●]

Attn: [●]

Email: [●]

With a copy to, which shall not constitute notice:

[Insert Law Firm (if applicable)]

9.         Binding Nature of Note. This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee and its permitted successors and assigns.

10.         Miscellaneous. This Note is subject to the following additional provisions:

(a)         Severability. This Note is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Note or the application thereof to any person or circumstances shall, for any reason and to the extent, be invalid or unenforceable, the remainder of this Note and the application of such provision to other persons or circumstances shall not be affected thereby but instead shall be enforced to the greatest extent permitted by law.

(b)         Corporate Approvals. The execution, delivery and performance of this Note and all other agreements and instruments to be executed pursuant hereto, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by all requisite action of Maker and constitute the legal, valid and binding obligations of Maker.

(c)         Authority. The individual or individuals executing this Note each hereby represent and warrant that such individual is empowered and duly authorized to so execute this Note on behalf of the party or parties such individual represents, and that such execution shall bind the entity on whose behalf such individual has executed this Agreement.

(d)         Location, Timing, and Form of Payment. All payments due under this Note are payable on or before 2:00 p.m. Pacific Time on the Maturity Date, at the office of Payee specified above, or at such other place as Payee may designate in writing and shall be credited on the date the funds become available in lawful money of the United States. All sums payable to Payee that are due on a day on which Payee is not open for business shall be paid on the next succeeding business day.

(e)         Waiver or Amendment of Terms. None of the terms or provisions of this Note may be waived, altered modified or amended except by a written document executed by Payee and Maker, and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to any subsequent event.

(f)         Electronic Signature. A signed copy of this Note delivered by .pdf, DocuSign, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Note unless otherwise prohibited by law or required in writing by Payee.

IN WITNESS WHEREOF, Maker, intending to be legally bound, has caused its duly authorized representative to execute and deliver this Note on the date first written above.

PLANET 13 HOLDINGS INC.

By:
Name:
Title: